                                  Exhibit 21

                         Subsidiaries of the Registrant





Parent
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NS&L Bancorp, Inc.

                                             Percentage         Jurisdiction or
Subsidiaries (a)                            of Ownership     State of Incorporation
----------------                            ------------     ----------------------
Neosho Savings and Loan Association, F.A.       100%              United States

NS&L Enterprises, Inc. (b)                      100%                 Missouri

Crawford Mortgage, Inc. (b)                     100%                 Missouri

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(a)  The operation of the Corporation's wholly owned subsidiaries are included in the Corporation's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.

(b)  Wholly-owned subsidiary of Neosho Savings and Loan Association, F.A.